UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 12, 2014

CONTANGO OIL & GAS COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16317 (Commission File Number)	95-4079863 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices)

(713) 236-7400
(Registrant’s telephone number, including area code)

_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02Results of Operations and Financial Condition.

On May 12, 2014, Contango Oil & Gas Company issued a press release providing first quarter production results and operational update.  A copy of the press release is attached hereto as Exhibit 99.1.

As provided in General Instruction B.2. of Form 8-K, the information furnished pursuant to Item 2.02 in this report on Form 8-K (including the press release attached as Exhibit 99.1 incorporated by reference in this report) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated May 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: May 12, 2014	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated May 12, 2014

EXHIBIT 99.1
Contango Announces First Quarter Operations Update

May 12, 2014 – HOUSTON, TEXAS – Contango Oil & Gas Company (NYSE MKT: MCF) announced today its first quarter production results and provided an operational update on recent activity in the Gulf of Mexico and its Woodbine, Buda and James Lime plays.

First Quarter Production Results

Production for the first quarter of 2014 was approximately 10.6 Bcfe, or 117.5 Mmcfed, which was at the higher end of our previously provided guidance. This represents an 82% increase over production for the first quarter of 2013, and is primarily attributable to our merger with Crimson Exploration Inc. ("Crimson"). Crude oil and natural gas liquids production during the first quarter was approximately 7,000 barrels per day, or 35% of total production, up from approximately 2,700 barrels per day, or 25% of total production, in the first quarter of 2013. For the second quarter of 2014, we estimate our production will be 115-125 Mmcfed.

Drilling Activity Update

Gulf of Mexico

The Ship Shoal 255 (100% WI) prospect was drilled to a total depth of 15,506 feet and no commercial hydrocarbons were found. The Company has commenced plug and abandon operations on the well. Total costs to drill, plug and abandon this well are estimated at between $34 and $36 million.  Of this amount, $26.7 million was recorded as exploration expense in the first quarter, with the remainder to be recorded as exploration expense in the second quarter of 2014. Also recorded in the current quarter was an impairment charge of $15.1 million for the reduction in fair value of associated lease and platform costs.

We are continuing with development and production facilities at our August 2013 South Timbalier 17 discovery and expect initial production to begin by the end of June.

Allan D. Keel, the Company’s President and Chief Executive Officer, said “We are very disappointed with both the outcome of our Ship Shoal 255 prospect and the costs incurred to test it.  We had significant issues related to weather, hole conditions and rig preparedness that resulted in an overspend of approximately $12 million. Contango will focus its capital budget for the remainder of 2014 on its projects in the Woodbine play in Madison/Grimes counties, Texas; the fractured Buda play in south Texas, and securing leasehold in these and newly identified plays that will lead to future drilling. Our continuous rig program in the Woodbine area has enabled us to finalize and bring three wells on production this quarter.  We spud an additional two wells during the quarter that are in various stages of completion and should commence production in late-May 2014. An aggressive drilling program continues in the Buda area as well, where we were able to finalize and bring three wells on production this quarter. Three additional wells were spud during the quarter that commenced production in April 2014. Additionally, two initial wells in the James Lime formation in East Texas were drilled and completed during the first quarter and we are encouraged by the early results. A vertical pilot well through the entire prospective section in our Iola Grimes acreage in Southeast Texas was drilled in the first quarter as well. Our 2014 capital program is currently planned at between $215 to $225 million, consistent with the previous guidance of $216 million, with substantially all of that funded through internally generated cash flow.”

Our onshore activity for the first quarter of 2014 consisted of the following:

Southeast Texas (Woodbine)

Force Area, Madison County, Texas

The Payne B #2H (78% WI) well was successfully drilled to a total measured depth of 14,202 feet, including a 5,019 foot lateral, and completed with 18 stages of fracture stimulation.  The well commenced production in January 2014 at an initial thirty day average production rate of 471 barrels of oil equivalent per day (“boed”) (91% oil).

The Crow A-2H (69% WI) well was successfully drilled to a total measured depth of 15,417 feet, including a 6,231 foot lateral, and completed with 22 stages of fracture stimulation.  The well commenced production in February 2014 at an initial thirty day average production rate of 793 boed (85% oil).

The Payne A #2H (86% WI) well was successfully drilled to a total measured depth of 16,580 feet, including a 7,386 foot lateral, and completed with 27 stages of fracture stimulation. The well commenced production in February 2014 at an initial thirty day average production rate of 577 boed (81% oil).

The Mosley B #2H (77% WI) well was successfully drilled to a total measured depth of 15,296 feet, including a 5,903 foot lateral, and completed with 23 stages of fracture stimulation. The well should commence production in late-May 2014.

The Grace Hall C #2H (77% WI) well was successfully drilled to a total measured depth of 14,881 feet, including a 5,663 foot lateral, and completed with 22 stages of fracture stimulation. The well should commence production in late-May 2014.

The Crow B #1H (73% WI) was successfully drilled to a total measured depth of 14,160 feet, including a 5,200 foot lateral, and will be completed with 20-25 stages of fracture stimulation. The well should begin completion operations in mid-May with anticipated production in June 2014.

For the remainder of 2014, we expect to drill an additional six wells in the Force area, located within our 19,000 net acre position in Madison and Grimes Counties.

Chalktown Area, Madison County, Texas

The Barr B #1H (64% WI) well is currently drilling at a depth of 3,015 feet with an anticipated total measured depth of 15,120 feet and a planned lateral of approximately 6,000 feet. This is our initial well in the Chalktown area in 2014. We anticipate keeping the rig in this area for the remainder of the year to drill an additional five to eight wells.

Iola/Grimes Area, Grimes County, Texas

The Tommie Carroll #2H (46% WI) well is currently preparing to drill the Woodbine lateral at a total vertical depth of 8,500 feet. The well has an anticipated total measured depth of 15,415 feet, including a planned lateral of approximately 6,000 feet. We anticipate the well will be completed with 20-25 stages of fracture stimulation.

The Stokes #1H (93% WI) well in Grimes County, Texas was drilled to a depth of 10,300 feet.  This is a vertical pilot well for which whole cores were recovered in the Eagle Ford and other formations.

The cores will be evaluated over the next several months to determine the viability of future drilling in those zones in the area.

South Texas (Buda)

During the quarter ended March 31, 2014, the Beeler #6H, Beeler #7H and Beeler #8H wells in Zavala County, Texas, where we have a 50% working interest, were successfully drilled. These wells were drilled to an average total measured depth of 11,472 feet, including an average lateral of 4,246 feet, were completed naturally without fracture stimulation and commenced production at various times during the current quarter at an average initial thirty day production rate of 431 boed (79% oil) each.

The Dunlap #1H (70% WI) well in the southern part of our acreage in Dimmit County, Texas was successfully drilled to a total measured depth of 12,172 feet, including a 5,178 foot lateral. The well was completed naturally without fracture stimulation and commenced production in April 2014. We will announce our thirty day average production rate in our next operational release.

The Beeler A #9H (50% WI) well in Dimmit County, Texas was successfully drilled to a total measured depth of 12,310 feet, including a 5,000 foot lateral. The well was completed naturally without fracture stimulation and commenced production in April 2014.  We will announce our thirty day average production rate in our next operational release.

The Beeler #5H ST (50% WI) well in Zavala County, Texas was successfully drilled via sidetrack to a total measured depth of 10,712 feet, including a 3,347 foot lateral.  The well was completed naturally without fracture stimulation and commenced production in April 2014.  We will announce our thirty day average production rate in our next operational release.

The Beeler D #16H (50% WI) well in Zavala County, Texas was successfully drilled as a dual lateral into the Buda formation. The well will be completed naturally without fracture stimulation and will commence production in late May 2014.

As of May 1, 2014, we had seven operated producing wells in the Buda play in Zavala and Dimmit counties, with an initial thirty day average production rate of 632 boed, not including the three wells (Dunlap #1H, Beeler A #9H and Beeler #5HST) that are in very early stages of initial production.  We expect to continue to have one to two rigs active in the area for the remainder of 2014 as we continue to delineate the play over our 8,700 net acre position.

East Texas (James Lime), San Augustine County

During the first quarter we drilled our first two operated James Lime wells in San Augustine County.  The first well, the Kodiak #2H (73% WI) well was successfully drilled to a total measured depth of 14,967 feet, including a 6,143 foot lateral, and completed with 23 stages of fracture stimulation.  The well commenced production in March 2014 at an initial thirty day average production rate of 834 boed (60% oil).

The second well, the Fairway Farms #1H, approximately three miles southeast from the first well, was successfully drilled to a total measured depth of 13,864 feet, including a 5,439 foot lateral, and completed with 20 stages of fracture stimulation.  The well commenced production in April 2014.  We will announce our thirty day average production rate in our next operational release.

We will continue to monitor the results from these two wells for a few months, and if results support it, we could drill additional James Lime wells later in the year.  We have approximately 4,800 net acres in the area prospective for the James Lime.

New Opportunities

We have entered into an Exploration Agreement with a private company targeting a new liquids rich play. The joint venture (50% WI) has a targeted goal of 40,000 gross acres. The drilling of an initial operated well is expected to commence in mid-to-late third quarter.

Capital Resources and Liquidity

As of March 31, 2014, we had $63.8 million of debt outstanding under our credit facility with Royal Bank of Canada and other lenders.  The credit facility has a borrowing base of $275 million which was reaffirmed effective May 1, 2014.

Contango Oil & Gas Company is a Houston, Texas based, independent energy company engaged in the acquisition, exploration, development, exploitation and production of crude oil and natural gas offshore in the shallow waters of the Gulf of Mexico and in the onshore Gulf Coast regions of the United States and Colorado. Additional information is available on the Company's website at http://contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission.  Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change. Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels.

Contact:
Contango Oil & Gas Company
E. Joseph Grady – 713-236-7400	Sergio Castro– 713-236-7400
Senior Vice Presiden